Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. Announces Date for Third Quarter 2016
Financial Results and Conference Call

ATLANTA, October 11, 2016 - RPC, Inc. (NYSE: RES) announced today that it will release its financial results for the third quarter ended September 30, 2016 on Wednesday, October 26, 2016 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, October 26, 2016 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (877) 874-1568 or (719) 325-4761 for international callers, and use conference ID number 2078025. For interested individuals unable to join by telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.rpc.net. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben M. Palmer

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@rpc.net